EXHIBIT 23







                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Voyager Group USA-Brazil, Ltd.,
A Nevada Corporation

We hereby consent to the use of our report respecting Voyager Group USA-Brazil, Ltd. and Subsidiaries dated October 21, 1997 in Part F/S of Form 10-SB/A Amendment #2.



/s/ Robison, Hill & Co.
Certified Public Accountants

Salt Lake City, Utah
November 12, 1997